                                                                    Exhibit 10.6


                              AMENDMENT #4 TO THE
               INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT


     THIS AMENDMENT #4 dated as of the 30th day of September, 1997 (this "Amendment"), hereby amends that certain Inventory and Working Capital Financing Agreement by and between Western Micro Technology, Inc., a Delaware corporation ("Customer"), and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                   RECITALS

     WHEREAS, the Customer and IBM Credit have entered into that certain Inventory and Working Capital Financing Agreement dated as of December 31, 1996 (as amended, supplemented or as otherwise modified from time to time, the "Agreement"); and

     WHEREAS, Customer has requested additional financial accommodations from IBM Credit in connection with Customer's intended acquisition of Star Management Services, Inc.; and

     WHEREAS, IBM Credit agrees to provide the special additional accommodations solely for the purposes of such acquisition under the terms and conditions set forth herein; and

     WHEREAS, pursuant to such acquisition financing, IBM Credit and Customer shall execute contemporaneously with the execution of this Amendment, that certain Promissory Note, Warrant Agreement and Assumption Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Customer and IBM Credit hereby agree as follows:

Section 1. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Modification of Agreement.

(a) The following definition shall be added to Section 1.1:

"'Acquisition Loan': any loan or advance of funds made by IBM Credit to the Customer pursuant to section 2.9 of this Agreement."

(b) The definition of "Termination Date" shall be deleted in its entirety and the following substituted therefor:

"'Termination Date': shall mean September 30, 1999, or such other date as IBM Credit and Customer may agree to in writing from time to time."

(c) The following new Section 2.9 shall be added to the Agreement:

"2.9.  Acquisition Loan.   IBM Credit, in its sole discretion and provided that
all conditions precedent are met to its satisfaction, agrees to make a loan in the amount of Ten Million Dollars ($10,000,000.00) to the Customer for the purpose of Customer's acquisition of Star Management Services, Inc. Such Acquisition Loan shall be used solely for the acquisition and shall be payable according to the terms and conditions of the Promissory Note of even date herewith.

(B) When determining Available Credit and Shortfall Amounts, the aggregate of the Acquisition Loan existing at the time of determination shall be subtracted from Outstanding Advances.

(C) Use of Proceeds. All proceeds of the Acquisition Loan will be used by the Customer solely to finance the acquisition of Star Management Services, Inc.

(D) Closing Fee. Upon the closing of the acquisition of Star Management Services, Inc., Customer shall pay to IBM Credit a Closing Fee of Two Hundred Thousand Dollars ($200,000.00) in cash or immediately available funds.

(E) Public Offering or Private Placement. In the event of a public offering or private placement of additional shares of Customer (but excluding the private placement of Series A preferred stock offered in conjunction with the Acquisition Loan), any remaining principal of the Acquisition Loan and any outstanding interest shall be immediately due and payable upon the completion of such offering or placement.

(d) Paragraph 10.1 shall be deleted in its entirety and the following substituted therefor:

"10.1. Term; Termination. (A) This Agreement shall remain in force until the earlier of the Termination Date, the date specified in a written notice by the Customer that they intend to terminate this Agreement which date shall be no less than ninety (90) days following the receipt by IBM Credit of such written notice, and termination by IBM Credit after the occurrence and during the continuance of an Event of Default. Upon the date that this Agreement is terminated, all of Customer's Obligations shall be immediately due and payable in their entirety, even if they are not yet due under their terms.

If this Agreement is terminated pursuant to 10.1(ii) above with an effective termination date on or prior to September 30, 1998, then Customer shall pay to IBM Credit, in addition to any other Obligations which may be due at the time, an early termination fee of one and one quarter percent (1.25%) of the then current Credit Line. Such early termination fee shall be due on the effective date of such termination.

If this Agreement is terminated pursuant to 10.1(ii) above with an effective termination date after September 30, 1998 and on or prior to September 30, 1999, then Customer shall pay to IBM Credit, in addition to any other Obligations which may be due at the time, an early termination fee of one half percent (0.50%) of the then current Credit Line. Such early termination fee shall be due on the effective date of such termination."

(e) Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A.

(f) Item 6 under the definition of Permitted Indebtedness in section 1.1 of the Agreement shall be deleted in its entirety and the following substituted therefor:

(6) Additional Indebtedness in the amount of $15,700,000.00 incurred in connection with Customer's acquisition of Star Management Services, Inc. provided the holder of such Indebtedness has subordinated its interest to that of IBM Credit, and any other Indebtedness consented to by IBM Credit in writing prior to incurring such Indebtedness.

(g) Attachment B to the Agreement is hereby amended by deleting such Attachment B in its entirety and substituting, in lieu thereof, the Attachment B attached hereto.

Section 3. Representations and Warranties. Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment:

Section 3.1. Accuracy and Completeness of Warranties and Representations. All representations made by Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make such warranties and representations not misleading.

Section 3.2. Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

Section 3.3. Litigation. Except as has been disclosed by Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer, which if adversely determined, would materially adversely affect Customer's ability to perform Customer's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4. Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Customer and is enforceable against Customer in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customer hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customer's, and is not subject to any claims, offsets or defense.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.


WESTERN MICRO TECHNOLOGY, INC.          IBM CREDIT CORPORATION


By /s/ James W. Dorst                   By /s/ Tracey M. Wyatt
   -----------------------------           --------------------------------

Name     James W. Dorst                 Name    Tracey M. Wyatt
     ---------------------------             ------------------------------

Title    CFO                            Title    Remarketer Loan Manager
      --------------------------              -----------------------------

     ATTACHMENT A, EFFECTIVE DATE September,30 1997 ("IWCF ATTACHMENT A") TO INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT ("IWCF AGREEMENT")
                            DATED December 31, 1996

Customer: Western Micro Technology, Inc.

I.   Fees, Rates and Repayment Terms:

     (A)   Credit Line: Seventy Five Million Dollars ($75,000,000.00);

     (B)   Borrowing Base:

     (i) 85% of the amount of the Customer's Eligible Accounts as of the date of determination as reflected in the Customer's most recent Collateral Management Report.

     Notwithstanding the terms of Section 3.1 (W) of the Agreement, Accounts arising from IBM incentive payments, rebates, discounts and refunds which are (a) verifiable by Authorized Suppliers, and (b) payable by Authorized Suppliers by check to the lockbox will be deemed to be Eligible Accounts.

     (ii) 100% of the Customer's inventory in the Customer's possession as of the date of determination as reflected in the Customer's most recent Collateral Management Report constituting Products (other than service parts) financed through a Product Advance by IBM Credit. The value to be assigned to such inventory shall be based upon the Authorized Supplier's invoice price to Customer for Financed Products net of all applicable price reduction credits;

     (iii) 50% of the value of other inventory in which IBM Credit has a first priority security interest and ordered from parties other than Authorized Suppliers which are on such parties' current price list, UP TO a maximum collateral value of $6,000,000.00, from date of closing through 12/31/97. Thereafter, 30% of the value of other inventory in which IBM Credit has a first priority security interest and ordered from parties other than Authorized Suppliers which are on such parties' current price list, UP TO a maximum collateral value of $6,000,000.00. The value to be assigned to such inventory shall be based upon the supplier's invoice price to Customer for such products net of all applicable price reduction credits;

     (iv) 20% of the value of Customer's IBM emergency parts inventory. The value to be assigned to such inventory shall be based upon the suppliers invoice price to Customer for such products net of all applicable price reduction credits;

     (v)   75% of used equipment purchased from IBM Credit;

     (vi) 75% of verifiable prepaid expenses to IBM Credit End User Financing for used equipment.

                             IWCF ATTACHMENT A TO
     INVENTORY AND WORKING CAPITAL FINANCING Agreement ("IWCF AGREEMENT")

I.   Fees, Rates and Repayment Terms (continued):

     (C)  Product Financing Charge: Prime Rate plus 1. 625%

     (D)  Product Financing Period: 75 days

     (E) Collateral Insurance Amount: Twenty Five Million Dollars ($25,000,000.00) (Such insurance shall also include coverage against earthquake peril for at least 30% of the value of inventory stored in California)

     (F)  A/R Finance Charge:

          (i)   PRO Advance Charge: Prime Rate plus 1.875%

          (ii)  WCO Advance Charge: Prime Rate plus 1.875%

          (iii) Takeout Advance Charge: Prime Rate plus 1.625%

     (G)  Delinquency Fee Rate: Prime Rate plus 6.5000%

     (H)  Shortfall Transaction Fee: Shortfall Amount multiplied by O.30%

     (I)  Free Financing Period Exclusion Fees: Product Advance multiplied by
          0.40%

     (J)  Other Charges:

          (i)   Application Processing Fee:        $    0.00
          (ii)  Monthly Service Fee:               $1,500.00
          (iii) Closing Fee:                       $    0.00
          (iv)  Commitment Fee:                    $    0.00

                             IWCF ATTACHMENT A TO
     INVENTORY AND WORKING CAPITAL FINANCING Agreement ("IWCF AGREEMENT")

II.  Bank Account

(A) Customer's Lockbox(es) and Special Account(s) will be maintained at the following Bank(s):

Name of Bank:______________________Silicon Valley Bank__________________________
Address:___________________________3003 Tasman Drive____________________________
___________________________________Santa Clara, CA 95054________________________

Phone:__________________________________________________________________________

Lockbox Address:________________________________________________________________

Special Account #:______________________________________________________________

Name of Bank:___________________________________________________________________

Address:________________________________________________________________________
________________________________________________________________________________

Phone:__________________________________________________________________________

Lockbox Address:________________________________________________________________

Special Account #:______________________________________________________________

Name of Bank:___________________________________________________________________

Address:________________________________________________________________________
________________________________________________________________________________

Phone:__________________________________________________________________________

Lockbox Address:________________________________________________________________

Special Account #:______________________________________________________________

                             IWCF ATTACHMENT A TO
     INVENTORY AND WORKING CAPITAL FINANCING Agreement ("IWCF AGREEMENT")


III. Financial Covenants:

Definitions: The following terms shall have the following respective meanings in this Attachment A. All amounts shall be determined in accordance with generally accepted accounting principles (GAAP).

     Current shall mean within the on-going twelve month period.

     Current Assets shall mean assets that are cash or expected to become cash within the on-going twelve months.

     Current Liabilities shall mean payment obligations resulting from past or current transactions that require settlement within the on-going twelve month period. All indebtedness to IBM Credit shall be considered a Current Liability for purposes of determining compliance with the Financial Covenants.

     Long Term shall mean beyond the on-going twelve month period.

     Long Term Assets shall mean assets that take longer than a year to be converted to cash. They are divided into four categories: tangible assets, investments, intangibles and other.

     Long Term Debt shall mean payment obligations of indebtedness which mature more than twelve months from the date of determination, or mature within twelve months from such date but are renewable or extendible at the option of the debtor to a date more than twelve months from the date of determination.

     Net Profit after Tax shall mean Revenue plus all other income, .minus all costs, including applicable taxes.

     Revenue shall mean the monetary expression of the aggregate of products or services transferred by an enterprise to its customers for which said customers have paid or are obligated to pay, plus other income as allowed.

     Subordinated Debt shall mean Customer's indebtedness to third parties as evidenced by a Note Purchase Agreement executed in September, 1997 and an associated Subordination and Intercreditor Agreement in favor of IBM Credit.

                             IWCF ATTACHMENT A TO
     INVENTORY AND WORKING CAPITAL FINANCING Agreement ("IWCF AGREEMENT")

III. Financial Covenants (continued):

          Tangible Net Worth shall mean:

               Total Net Worth minus;

               (a) goodwill, organizational expenses, pre-paid expenses, deferred charges, research and development expenses, software development costs, leasehold expenses, trademarks, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles (but not including contract rights) and other current and non-current assets as identified ID Customer's financial statements (except for those assets identified in Attachment B, Section VIII or otherwise mutually agreed to Ln writing by Customer and IBM Credit); and

               (b) all accounts receivable from employees, officers, directors, stockholders and affiliates; and

               (c) all callable/redeemable preferred stock (with the exception of preferred stock redeemable for other equity securities, and up to $21.6 million of that preferred stock issued concurrent with Customer's acquisition of Star Management Services, Inc.)

          Total Assets shall mean the total of Current Assets and Long Term Assets.

          Total Liabilities shall mean the Current Liabilities and Long Term Debt less Subordinated Debt, resulting from past or current transactions, that require settlement in the future.

          Total Net Worth (the amount of owner's or stockholder's Ownership in an enterprise) is equal to Total Assets minus total Liabilities.

          Working Capital shall mean Current Assets minus Current Liabilities.

                             IWCF ATTACHMENT A TO
     INVENTORY AND WORKING CAPITAL FINANCING Agreement ("IWCF AGREEMENT")

III. Financial Covenants (continued):

Customer will be required to maintain the following financial ratios, percentages and amounts at all times:

     a)   Times (x) Interest Earned :
                  - 2.0x from closing through 12/31/97
                  - 2.25x for each fiscal quarter thereafter

     b)   Current Ratio :
                  - O.90 from closing through 12/31/97
                  - 1.00 each fiscal quarter during 1998
                  - 1.05 each fiscal quarter during 1999

     c)   Net Profit after Tax to Revenue :
                 => O.8% from closing through 12/31/97
                 => 0.8% for first quarter for fiscal 1998
                 => O.9% during each remaining quarter for fiscal 1998 => 1.4% during each quarter for fiscal 1999

     d) Tangible Net Worth will be no less than negative twenty seven million dollars (-$27,000,000.00) from closing through 5/31/98 and will be greater than or equal to five million dollars ($5,000,000.00) from 6/1/98 forward;

NOTE: "closing" above refers to the closing of the acquisition of Star Management Services, Inc. by Customer.

                             IWCF ATTACHMENT A TO
      INVENTORY AND WORKING CAPITAL FINANCING Agreement ("IWCF AGREEMENT")

IV. The continued effectiveness of the following Conditions Precedent Pursuant to Section 5.1 (K) of the Agreement:

     . Executed Waiver of Landlord Lien for all premises in which a landlord has the right of levy for rent;

     . Subordination or Intercreditor Agreements from all creditors having a lien which is superior to IBM Credit in any assets that IBM Credit relies on to satisfy Customer's obligations to IBM Credit;

                                 ATTACHMENT B

I.   LIENS.

          See Attached Schedule 1
     (excludes IBM Credit Corporation liens)

II.  LOCATIONS OF OFFICES, RECORDS AND INVENTORY.

(A)  Principal Place of Business and Chief Executive Office

          Corporate Office
          254 E. Hacienda Avenue
          Campbell, CA 95008

(B)  Locations of Assets, Inventory and Equipment (including warehouses)

         LOCATION                                           LEASE (YES/NO)

     WAREHOUSE/INVENTORY LOCATIONS:
     -----------------------------

     1)   44951 Industrial, Fremont, CA 94538                    YES

     2)   10 Holland, Irvine, CA 92618                           YES

     3)   341 Shore Dr., Burr Ridge, IL 60521                    YES

     4)   300 Industrial Growth Parkway, Angola, IN 46703        YES

     5)   139 Newbury St., Framingham, MA 01701                  YES

     6)   5051 Peach Tree Corners Circle                         NO
          Norcross, GA 30092 (Melita)

     7)   300 Industrial Parkway                                 NO
          Angola, IN 07410

     EQUIPMENT/SALES LOCATIONS:
     -------------------------

     1)   254 E. Hacienda Ave., Campbell, CA 95008               YES

     2)   14985 Coleman Valley Road                              NO
          Occidental, CA 95465

     3)   7 Kings Lane                                           NO
          Essex, CT 06428

     4)   143 Tredeau Street                                     NO
          Hartford, CT 06114

     5)   210 Mill Creek Place                                   NO
          Roseville, GA 30076

     6)   660 Corbin Lake Court                                  NO
          Dunwoody, GA 30350

     7)   812 Dunes Way                                          NO
          Alpharetta, GA 30202

     8)   3428 Grasmere Drive                                    NO
          Lexington, KY 40503

     9)   5010 Dorsey Hall Drive #203                            YES
          Ellicott City, MD 21042

     10)  43250 Little Road                                      NO
          Clinton Township, MI 48036

     11)  6-05 Saddle River                                      NO
          Fairlawn, NJ 07410

     12)  10 Cedar Ave.                                          NO
          Lake Grove, NY 11756

     13)  14 Shara Avenue                                        NO
          Pittsburg, NY 14524

     14)  3625 Chiswick Ct.                                      NO
          Charlotte, NC 28226

     15)  5739 Sentinel Drive                                    NO
          Raleigh, NC 27609

     16)  710 Ramblewood Lane                                    NO
          Willmington, NC 28405

     17)  3015 Fairway Drive                                     NO
          Kettering, OH 45409

     18)  299 W. Granville Road                                  NO
          Worthington, OH 43085

     19)  15014 NW Oakmont Loop                                  NO
          Beaverton, OR 97006

     20)  5803B Sebastian Place                                  NO
          San Antonio, TX 78249

     21)  4219 27th Ave. NW                                      NO
          Gig Harbor, WA 98335

III. FICTITIOUS NAMES.

     The Company operates only under one name but has used certain names (which it claims no rights to) including STAR Technologies, International Data Products, International Parts, Star Data Systems, Business Partner Solutions and Sirius Investments, Inc.

IV.  ORGANIZATION.

(A)  Subsidiaries

Name                                  Jurisdiction                          Owner                        Percent
                                                                                                          Owned
1)   Savoir Technology, Group,              DE                    Western Micro Technology,               100%
     Inc.                                                         Inc.

2)   WMT Acquisition Corp.                  CA                    Western Micro Technology,               100%
                                                                  Inc.

3)   Star Management Services,              DE                    Western Micro Technology,               100%
     Inc.                                                         Inc.

4)   Sirius Investment, Inc.                NV                    Star Management Services,               100%
                                                                  Inc.

5)   Star Data Systems, Inc. (dba           TX                    Sirius Investments, Inc.                100%
     Business Partner Solutions)

6)   INET Systems, Inc.                     TX                    Star Data Systems, Inc.                 100%

7)   Star Data International, Inc.    Virgin Islands              Star Data Systems, Inc.                 100%

B)   Affiliates

Name                                                   Capacity

NONE

V.    JUDGMENTS OR LITIGATION.

      The Company has no outstanding judgements or pending material litigation not previously disclosed with the following exception:

      * Case #768518 filed in Santa Clara Superior Court
        Worldcom Network Systems, Inc. vs. Western Micro Technology, Inc. Amount = $30,636.52

VI.   ENVIRONMENTAL MATTERS.

      The Company has no material Environmental Matters not previously disclosed.

VII.  INDEBTEDNESS.

      The Company has no indebtedness other than CanPartners Investments IV, LLC and Robert Fleming Inc., trade creditors, creditors involved in the normal course of doing business and various immaterial office machine (i.e. copiers and faxes) financings.

VIII. ASSETS TO BE INCLUDED IN TOTAL NET WORTH PURSUANT TO ATTACHMENT A SECTION III

      There are no modifications to the Total Net Worth formula described in Attachment A, Section III.

                                  SCHEDULE 1
                                  ----------

                        WESTERN MICRO TECHNOLOGY, INC.
                        ------------------------------

                                  Schedule of
                                U.C.C. Filings

1.   The CIT Group/Equipment Financing, Inc.
     ---------------------------------------
     UCC-1 financing statement filed 2/11/94 (California) -- certain identified equipment and furnishings

2.   Paramount Equipment
     -------------------
     Assigned to Citicorp Dealer Finance -- UCC-1 financing statement filed 3/14/94 (California) -- Mitsubishi

3.   The CIT Group/Equipment Financing, Inc.
     ---------------------------------------
     UCC-1 financing statement filed 2/3/95 (California) -- certain identified items of equipment

4.   NTFC Capital Corporation
     ------------------------
     UCC-1 financing statement filed 8/29/95 (California) -- certain leased equipment and cabling

5.   Vanguard Financial Service Corporation
     --------------------------------------
     UCC-1 financing statement filed 12/5/95 (California) -- Northern Telecom phone system

6.   Sanwa Business Credit Corporation
     ---------------------------------
     UCC-1 financing statement filed 7/31/96 (California) -- 1996 Mitsubishi Order Picker

7.   The CIT Group/Equipment Financing, Inc.
     ---------------------------------------
     UCC-1 financing statement filed 3/20/97 (California) -- certain identified equipment

8.   Vanguard Financial Service Corporation
     --------------------------------------
     UCC-1 financing statement filed 12/6/95 (Illinois) -- Northern Telecom phone system